SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/



Filed by a party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Blonder Tongue Laboratories, Inc.
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  /x/   No fee required.
        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

       --------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

       --------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       --------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

       --------------------------------------------------------------------
  (5)  Total fee paid:

       --------------------------------------------------------------------
  / /  Fee paid previously with preliminary materials:

       --------------------------------------------------------------------
  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount previously paid:

       -------------------------------------------------------------------
  (2)  Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------
  (3)  Filing Party:

       -------------------------------------------------------------------
  (4)  Date Filed:

       -------------------------------------------------------------------

                        BLONDER TONGUE LABORATORIES, INC.
                               One Jake Brown Road
                          Old Bridge, New Jersey 08857

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 24, 1997

                                   ----------

To the Stockholders of Blonder Tongue Laboratories, Inc.:

         The Annual Meeting of Stockholders of Blonder Tongue Laboratories, Inc. (the "Company") will be held at the Brunswick Hilton & Towers, Three Tower Center, East Brunswick, New Jersey 08816, on April 24, 1997, at 10:00 a.m., local time, for the following purposes:

         1. To elect two directors in Class II to serve until the 2000 Annual Meeting of Stockholders or until their successors have been elected and qualified;

         2. To approve an amendment of the Blonder Tongue Laboratories, Inc. 1995 Long Term Incentive Plan to increase the number of shares which may be issued pursuant to options or restricted stock awards granted thereunder from 250,000 to 500,000;

         3. To ratify the appointment of BDO Seidman, LLP, certified public accountants, as the Company's independent auditors for the year ending December 31, 1997; and

         4. To transact such other business as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         A Proxy, if properly executed and received in time for the voting, will be voted in the manner directed therein. If no direction is made, such Proxy will be voted FOR all proposals therein.

         The Board of Directors has fixed the close of business on March 24, 1997, as the record date for determining stockholders entitled to notice of the meeting and to vote at such meeting or any adjournments thereof, and only stockholders of record at the close of business on March 24, 1997, are entitled to notice of and to vote at such meeting or any adjournments thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                 By Order of the Board of Directors


                                 Robert J. Palle, Jr., Executive Vice President
                                  and Secretary
April 1, 1997

                                   ----------

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING YOUR PROXY.

                        BLONDER TONGUE LABORATORIES, INC.
                               One Jake Brown Road
                          Old Bridge, New Jersey 08857

                               PROXY STATEMENT FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                 APRIL 24, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Brunswick Hilton & Towers, Three Tower Center, East Brunswick, New Jersey 08816 on April 24, 1997, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

         All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised by written notice to the Secretary of the Company, or by delivering a later dated proxy. Attendance at the Annual Meeting will not, without delivery of the written notice described in the immediately preceding sentence, constitute revocation of a proxy. The mailing address of the principal executive offices of the Company is One Jake Brown Road, Old Bridge, New Jersey 08857. The Company's telephone number is (908) 679-4000. This Proxy Statement and the enclosed form of proxy will be mailed to each stockholder on or about April 1, 1997, together with the Annual Report on Form 10-K for the year ended December 31, 1996.

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 2000 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the proposal to amend the 1995 Long Term Incentive Plan, by increasing the number of shares of Common Stock available for awards thereunder and by making certain other revisions thereto, and FOR the proposal to ratify the appointment of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 1997. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not considered to be shares "entitled to vote" (other than for quorum purposes), will not be included in vote totals and will have no effect on the outcome of any matters to be voted upon at the Annual Meeting.

         Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgement.

         The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

         Only owners of record of shares of the common stock, $.001 par value per share, of the Company ("Common Stock") at the close of business on March 24, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held. There is no cumulative voting. On March 19, 1997, there were 8,211,608 shares of Common Stock issued, outstanding and entitled to vote.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides that the Board shall consist of between five and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at six. The term of Class I directors expires at the 1999 Annual Meeting, the initial term of Class II directors expires at the 1997 Annual Meeting and the initial term of Class III directors expires at the 1998 Annual Meeting. Thereafter, the successors to each class of directors whose terms expire at succeeding Annual Meetings, will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

         The directors whose terms will expire at the 1997 Annual Meeting of Stockholders are Robert J. Palle, Jr. and James H. Williams, both of whom have been nominated by the Board to stand for reelection as Directors at the 1997 Annual Meeting of Stockholders, to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified. Messrs. Palle and Williams have consented to serve for the new terms, if elected.

Recommendation of the Board of Directors Concerning the Election of Directors

         The Board of Directors of the Company recommends a vote FOR Robert J. Palle, Jr. and James H. Williams as Class II Directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

                        DIRECTORS AND EXECUTIVE OFFICERS

Nominee and Continuing Directors

         The following table sets forth the names and certain information about each of the nominees for election as a director of the Company and the continuing directors of the Company:



                                               Name                                                                  Director
                                               ----                                                        Age       Since
                                                                                                           ---       -----
Directors not standing for election this year whose terms expire in 1999 (Class
I Directors):
         James A. Luksch(1)................................................................................66        1988
         John E. Dwight(2)(3)..............................................................................61        1995

Nominees for three-year term expiring in 2000 (Class II Directors):

         Robert J. Palle, Jr.(1)...........................................................................51        1993
         James H. Williams.................................................................................65        1988

Directors not standing for election this year whose terms expire in 1998 (Class
III Directors):

         James F. Williams(2)............................................................................. 39        1993
         Robert B. Mayer(2)(3).............................................................................65        1995


-------------

(1)Since December, 1995, a member of the 1996 Director Option Plan Committee of the Board of Directors.
(2)Since December, 1995, a member of the Audit Committee of the Board of Directors.
(3)Since December, 1995, a member of the Compensation Committee of the Board of Directors.

         Set forth below is a brief summary of the recent business experience and background of each nominee, continuing director and executive officer:

         James A. Luksch, 66, has been the President and Chief Executive Officer and a director of the Company since November, 1988. He became Chairman of the Board in November, 1994.

         John E. Dwight, 61, became a director of the Company on December 14, 1995, immediately after the completion of the Company's initial public offering of Common Stock. Since 1992, Mr. Dwight has been the President of Film Microelectronics, Inc., a designer and manufacturer of microelectronic products. From 1989 to 1992, he was employed by Wavetek, Inc., an electronic testing and measurement company, as President of its Wavetek Communications Division.

         Robert J. Palle, Jr., 51, has been the Executive Vice President and Chief Operating Officer of the Company since April, 1989. He became a director of the Company in September, 1993.

         James H. Williams, 65, has been a director of the Company since November, 1988, and served as Chairman of the Board from the Company's inception until November, 1994. He presently serves as a consultant to the Company under a written agreement. Mr. Williams served as Chairman of the Board and Chief Executive Officer of Integrated Waste Services, Inc. (NASDAQ: IWSI) from September, 1989 until April, 1996.

         James F. Williams, 39, became a director of the Company in September, 1993. Since April, 1996, Mr. Williams has been the Chairman of the Board and Chief Executive Officer of Integrated Waste Services, Inc. (NASDAQ: IWSI). From June, 1990 through April, 1996, Mr. Williams served as Vice President of Integrated Waste Services, Inc. Mr. Williams is the nephew of Mr. James H. Williams.

         Robert B. Mayer, 65, became a director of the Company on December 14, 1995, immediately after the completion of the Company's initial public offering of Common Stock. From 1966 to 1991, he served in various executive positions, including director and Regional President of Norstar Bank, N.A. (formerly known as Liberty National Bank & Trust Co.), a member of Fleet Financial Group. Mr. Mayer has from time to time served as a part-time instructor at State University of New York at Buffalo and is currently a director and Treasurer of People, Inc. and a member of the Loan Committee, Erie County Regional Industrial Development Corporation.

Other Executive Officers

         Peter Pugielli, 49, has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company since September, 1993. He was hired by the Company in December, 1989, as Vice President and Chief Financial Officer. His responsibilities also include management of the Company's information systems.

         Daniel J. Altiere, 58, has been Senior Vice President of the Company since April, 1989. Since 1989, he has been responsible for human resources, quality control, manufacturing, warranty service and industrial engineering.

         Norman A. Westcott, 56, has been Vice President of the Company since he joined the Company in July, 1994. He is responsible for material purchasing and production. From 1985 until he joined the Company, he served as Vice President of Operations with Tecma Maquila Services, Juarez, Mexico, a contract manufacturer/assembler of various products, primarily for United States companies.

Meetings of the Board of Directors; Committees

         During the year ended December 31, 1996, there were nine (9) meetings of the Company's Board of Directors and each director attended (either in person or via teleconference) at least 75% of the meetings held. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the 1996 Director Option Plan Committee.

         Audit Committee. The Audit Committee is currently comprised of James F. Williams, John E. Dwight and Robert B. Mayer, all of whom are non-employee directors. The Audit Committee is responsible to make recommendations concerning the engagement of independent public accountants, review the plans and results of the audit engagement with the independent public accountants, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. This committee held three (3) meetings during 1996, all of which were attended by each committee member.

         Compensation Committee. The Compensation Committee is currently comprised of John E. Dwight and Robert B. Mayer, both of whom are non-employee directors. The Compensation Committee is responsible to determine compensation for the Company's executive officers and to administer the Company's stock option plans. This committee held five (5) meetings during 1996, all of which were attended by each committee member.

         1996 Director Option Plan Committee. The 1996 Director Option Plan Committee is currently comprised of James A. Luksch and Robert J. Palle, Jr. This committee is responsible for the administration of the Company's 1996 Director Option Plan. This committee did not meet during 1996.

Directors' Compensation

         During calendar year 1996, each non-employee director of the Company (other than James H. Williams) received an annual retainer of $10,000, payable quarterly, a fee of $1,000 for each Board meeting attended in person ($500 if attendance was telephonic) and a fee of $600 for each committee meeting attended in person ($300 if attendance was telephonic) if on a date other than the date of a Board meeting. Each director was also reimbursed for certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings. During calendar year 1996, neither Mr. Luksch nor Mr. Palle received any separate compensation for serving on the Board of Directors or any committees thereof.

         In January, 1995, the Company entered into a consulting and non-competition agreement with James H. Williams for the purpose of obtaining advice and counseling concerning strategic planning and financial and business matters. Under this agreement, Mr. Williams is obligated to make himself available to the Company for up to 25 hours per month, in addition to time spent attending to his duties as a member of the Board of Directors of the Company. Mr. Williams is currently paid $130,182 per year for his services under this agreement, subject to adjustment on a basis consistent with adjustments to compensation to the Company's senior management. The agreement provides a cap of $150,000 on payments to be made thereunder during any calendar year. The agreement terminates on December 31, 1999. Payments to Mr. Williams under this consulting agreement are in lieu of any other payments in connection with his services as a director or committee member, other than the reimbursement of certain travel, lodging and related expenses incurred in connection with attendance at Board and committee meetings.

         In December, 1995, the stockholders of the Company approved the adoption of the Company's 1996 Director Option Plan (the "1996 Plan"). Under the 1996 Plan, directors who within the preceding 12 months have not been employed by the Company and have not served as a consultant to the Company where annual compensation exceeds $100,000, are eligible to receive options to purchase 500 shares of the Company's Common Stock for each year of service on the Board. The exercise price for such shares is the fair market value thereof on the date of grant (which is December 31 of each year) and the options are subject to a one-year vesting requirement. The options will be exercisable, in whole or in part, during the second through sixth years from the date of grant.

         Under the 1996 Plan the grant of options is automatic to each eligible director serving on December 31 of any year provided the director had served in such capacity since June 30 of such year. A maximum of 25,000 shares may be awarded under the 1996 Plan which expires January 2, 2006. The plan is administered by a committee presently comprised of James A. Luksch and Robert J. Palle, Jr. On December 31, 1996, options to purchase 500 shares of the Company's common stock at an exercise price of $8.50 per share, were granted to each of Messrs. James F. Williams, Robert B. Mayer, and John E. Dwight, pursuant to the 1996 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders (collectively, "Reporting Persons") are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of the Reporting Persons that no other reports were required with respect to fiscal 1996, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with on a timely basis in fiscal 1996, except that (i) one Form 4 reporting a single purchase transaction required to be filed by Mr. Dwight, was filed late, and (ii) the December 1995 Form 3 report originally filed for Mr. Westcott, which was timely filed, did not properly report his then-existing beneficial ownership of derivative securities. A Form 4 was filed on behalf of Mr. Westcott in 1996 to correct his Form 3.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 19, 1997 by (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, including nominee directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                                                                       Percent of
                                                                                                         Class
                         Name and Address of                            Amount and Nature of          Beneficially
                       Beneficial Owner(1)(2)                         Beneficial Ownership (1)           Owned
                       ----------------------                         ------------------------        ------------
James A. Luksch......................................................         1,985,778(3)                24%
Robert J. Palle, Jr..................................................         1,249,837                   15%
Peter Pugielli.......................................................            17,206(4)                 *
Daniel J. Altiere....................................................            11,806(5)                 *
Norman A. Westcott...................................................                 0                    *
James H. Williams....................................................         2,352,925(6)                29%
James F. Williams....................................................            57,173(6)                 *
John E. Dwight.......................................................            15,000                    *
Robert B. Mayer......................................................             1,200(7)                 *

All directors and executive officers as a group (9 persons)..........         5,633,752                   69%

----------------

*   Less than 1%

(1) Beneficial ownership as of March 19, 1997 for each individual includes shares subject to options held by such persons (but not held by any other person) which are exercisable within 60 days after such date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. This table contains information furnished to the Company by the respective stockholders or contained in filings made with the Securities and Exchange Commission.
(2) The address for each beneficial owner is c/o Blonder Tongue Laboratories, Inc. One Jake Brown Road, Old Bridge, NJ 08857.

(3) Includes 9 shares of Common Stock owned by the Estate of Herbert M. Luksch, the executor of which is James A. Luksch.
(4) Includes 11,806 shares of Common Stock underlying options granted by the Company which are presently exercisable and 200 shares of Common Stock held of record by Mr. Pugielli's adult son, as to which Mr. Pugielli expressly disclaims beneficial ownership.
(5) Includes 11,806 shares of Common Stock underlying options granted by the Company which are presently exercisable.
(6) James H. Williams has granted to James F. Williams the option to purchase 57,173 shares of Company Common Stock which he owns. These shares are included in the beneficial ownership of both directors.
(7) Includes 500 shares of Common Stock held of record by Mr. Mayer's adult son, as to which Mr. Mayer expressly disclaims beneficial ownership and 200 shares of Common Stock held of record by Mr. Mayer's spouse.


                             EXECUTIVE COMPENSATION

Summary

    The following table sets forth certain summary information concerning compensation paid or accrued for services rendered to the Company in all capacities for the year ended December 31, 1996 and two prior fiscal years with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served as executive officers during 1996 and whose salary plus bonus during 1996 exceeded $100,000.

                                                Summary Compensation Table(1)
                                                                                              Long-Term
                                                    Annual Compensation                     Compensation
                                              --------------------------------------------- ------------

                                                                                Other        Securities
               Name and                                                        Annual        Underlying        All Other
          Principal Position                  Year   Salary($)  Bonus($)  Compensation($)(2)  Options(#)  Compensation($)(3)
          ------------------                  ----   --------  ---------  ----------------- -----------   -----------------
James A. Luksch........................       1996    239,652   523,580(4)     ---            25,000         12,501
President and Chief Executive                 1995    187,922   707,885(4)     ---             ---           10,024
  Officer                                     1994    144,984   632,754(4)     ---             ---            5,176

Robert J. Palle, Jr....................       1996    186,202      ----        ---            23,500          2,824
  Executive Vice President and Chief          1995    146,053   129,778        ---             ---            2,231
  Operating Officer                           1994    116,326    63,250        ---             ---            1,542

Peter Pugielli.........................       1996    111,077    14,000        ---            10,000          1,553
  Senior Vice President and Chief Financial   1995    104,461    12,000        ---             6,033          1,440
  Officer                                     1994     95,125     7,000        ---            11,806          1,416

Daniel J. Altiere......................       1996    121,173    14,000        ---            10,000          3,533
  Senior Vice President                       1995    107,567    12,000        ---             6,033          3,151
                                              1994    104,990     7,000        ---            11,806          2,966

Norman A. Westcott.....................       1996     93,077    11,000        ---            10,000          1,225
  Vice President                              1995     86,370     5,000        ---             6,033          1,087
                                              1994(5)  29,353       ---        ---            11,806            482

------------------
(1) This table does not include columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts since the Company had no amounts to report in either column.
(2) No amounts are listed for Other Annual Compensation because such compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus of the named executive officer.
(3) Represents reimbursement of life insurance premiums and matching contributions paid by the Company under its 401(k) plan. The amounts paid in 1996 for life insurance were $10,634, $1,846, $599, $1,715 and $1,225 and for matching contributions under the Company's 401(k) contributions were $1,867, $978, $954, $1,818 and $0 for Messrs. Luksch, Palle, Pugielli, Altiere and Westcott, respectively. The amounts paid in 1995 for life insurance were $8,181, $1,385, $541, $1,547 and $1,087 and for matching contributions under the Company's 401(k) contributions were $1,843, $846, $899, $1,604 and $0 for Messrs. Luksch, Palle, Pugielli, Altiere and Westcott, respectively.
(4) Includes a special bonus of $523,580, $540,905 and $560,154 paid in 1996,
    1995 and 1994, respectively, pursuant to a Special Bonus Agreement between Mr. Luksch and the Company. Under this Agreement, the Company agreed to make three annual special bonus payments to Mr. Luksch in May, 1994, 1995 and 1996, to facilitate Mr. Luksch's purchase of Common Stock pursuant to a written agreement entered into in July, 1993. See "Certain Transactions."
(5) Mr. Westcott joined the Company in late July, 1994.

Stock Options

         The following table contains information concerning the grant of options to purchase shares of Common Stock under the Company's 1994 Incentive Stock Option Plan and/or the Company's 1995 Long Term Incentive Plan to the named executive officers during the fiscal year ended December 31, 1996.



                                         Option Grants in Fiscal Year 1996

                                              Individual Grants                           Potential Realizable
                        ------------------------------------------------------------        Value at Assumed
                                         Percent of                                          Annual Rates of
                           Number of    Total Options                                          Stock Price
                          Securities     Granted to                                         Appreciation for
                          Underlying      Employees      Exercise                            Option Term(3)
                            Options       in Fiscal        Price        Expiration        --------------------
          Name           Granted(#)(1)      1996      Per Share$/sh(2)     Date           5%($)          10%($)
          ----          --------------  ------------  ---------------- ------------    -----------    ---------
James A. Luksch.........    25,000          9.6%          $10.59       July 29, 2001      73,146         161,633
Robert J. Palle, Jr.....    23,500          9.0%           10.59       July 29, 2001      68,757         151,935
Peter Pugielli..........    10,000          3.8%            9.63       July 29, 2006      60,563         153,477
Daniel J. Altiere.......    10,000          3.8%            9.63       July 29, 2006      60,563         153,477
Norman A. Westcott......    10,000          3.8%            9.63       July 29, 2006      60,563         153,477

-----------------------------

(1) All options vest and will become exercisable in lots of approximately one-third of the total options granted, at July 30, 1997, 1998, and 1999.
(2) All options were granted at the estimated fair market value of the Common Stock on the date of grant, as determined by the Compensation Committee of the Board of Directors of the Company except that the options granted to Messrs. Luksch and Palle were granted at 110% of the estimated fair market value thereof.
(3) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company and overall market conditions.


Option Exercises and Holdings

         The following table provides information with respect to the named executive officers concerning the exercise of options during fiscal year 1996 and unexercised options held as of December 31, 1996.

                                     Aggregated Option Exercises in 1996
                                  and Option Values as of December 31, 1996

                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised              In-the-Money
                            Shares                              Options at                     Options at
                           Acquired                        December 31, 1996(#)         December 31, 1996($)(1)
                              on            Value       ----------------------------   ---------------------------
          Name            Exercise(#)    Realized($)    Exercisable    Unexercisable   Exercisable   Unexercisable
          ----            -----------    -----------    -----------    -------------   -----------   -------------
James A. Luksch.........      ---            ---            ---           25,000           ---            ---
Robert J. Palle, Jr.....      ---            ---            ---           23,500           ---            ---

Peter Pugielli..........      ---            ---          11,806          16,033         73,020         26,690
Daniel J. Altiere.......      ---            ---          11,806          16,033         73,020         26,690
Norman A. Westcott......      ---            ---            ---           27,839           ---          99,710

----------
(1) These columns represent the difference on December 31, 1996 between the closing market price of the Company's common stock and the option exercise price.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31,1996, no executive officer of the Company (i) served on the Board of Directors of any company of which Mr. Dwight or Mr. Mayer (the members of the Compensation Committee) was an executive officer or (ii) served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of such a committee, on the board) of another entity, one of whose executive officers is a member of the Board of Directors of the Company.

Employment Contracts

         In August 1995, Mr. Altiere and the Company entered into an employment agreement which provides that Mr. Altiere is entitled to receive his base salary for one year following termination of his employment by the Company without cause. Upon his disability, Mr. Altiere is also entitled to receive his base annual salary for one year.


                        REPORT OF COMPENSATION COMMITTEE
                       ON EXECUTIVE COMPENSATION POLICIES


         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The objective of the Company in setting executive compensation has been to attract, retain and motivate qualified executives to manage the Company's business and affairs so as to foster sales and earnings growth, achieve significant current profits and maximize stockholder value. Executive compensation in the aggregate is made up principally of annual base salary, bonus, and awards of stock options under the Company's 1994 Incentive Stock Option Plan and/or 1995 Long Term Incentive Plan.

         Generally, annual salary adjustments and bonuses for executive officers other than Messrs. Luksch and Palle have been established by Mr. Luksch with the concurrence of the Compensation Committee of the Board of Directors. The annual salary adjustments and bonuses for Messrs. Luksch and Palle are determined by the Compensation Committee, subject to Board approval. An annual performance evaluation of each executive officer is conducted, upon which a salary adjustment is determined. The performance evaluation focuses on the executive's performance during the past year of the responsibilities of his position, the executive's improvement in areas where any deficiencies may have been noted in the past, and the executive's achievement of any specific goals and objectives which may have been established for such executive, including achievement of budget objectives. The Company's overall profit for the fiscal year and the executive's individual contribution to that profit are also considered at year end when bonuses are determined. The assessment of individual performance contributions is in most cases subjective and does not reflect the Company's performance.

         In 1995 and years prior, Messrs. Luksch and Palle were awarded bonuses pursuant to the Company's 1989 Key Employee Salary Bonus Plan (the "1989 Bonus Plan"). The 1989 Bonus Plan was terminated during 1995 upon the determination that it no longer met the Company's objectives and was inconsistent with the Compensation Committee's desire to have a performance-based bonus plan with performance goals which would reflect enhanced stockholder value. Following the termination of the 1989 Bonus Plan, and in lieu of any bonus awards thereunder for 1996, the salaries of Messrs. Luksch and Palle were adjusted, effective as of September 4, 1996, to $311,000 and $242,000, respectively.

         In February 1997, the Compensation Committee implemented the Executive Officer Salary Bonus Plan ("Executive Bonus Plan"). The Compensation Committee believes that a combination of base salary, the Executive Bonus Plan and the award of stock options and/or restricted stock awards will support the short-term and long-term strategic objectives of the Company and will reward individual performance and the value created for stockholders. Cash bonus awards under this new bonus plan will be paid commencing in 1998, based upon and relating to executive performance during the 1997 fiscal year of the Company. Commencing in 1997, during the first quarter of each fiscal year of the Company, the Compensation Committee will designate which of the Company's executive officers are to participate in the Executive Bonus Plan for that year. Also during the first quarter, the Compensation Committee will establish one or more objective performance goals for each participant, together with a maximum dollar bonus opportunity for the participant and a formula to determine bonus payments based on the achievement of the goal(s). In no event may the bonus for any participant exceed 100% of such participant's base salary.

         The performance goals will be expressed in terms of (a) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flows, or any combination thereof) and/or (b) one or more corporate or divisional sales-based measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding. Performance goals need not be uniform among participants.

         After the Company's financial results for a fiscal year have been determined, the Compensation Committee will certify the level of performance goal attainment and the potential bonus payment for each participant. The Compensation Committee will have full authority to reduce the amount that would otherwise be payable to any participant for a fiscal year.

Compensation of the Chief Executive Officer

         Mr. Luksch has been President and Chief Executive Officer of the Company since it commenced operations in 1989. Effective September 4, 1996, his base salary was increased to $311,000. This increase in 1996 was in lieu of the payment of a bonus to Mr. Luksch under the 1989 Bonus Plan, which was terminated in July 1996. Mr. Luksch did, however, receive a bonus under the special bonus arrangement described in note 5 to the Summary Compensation Table, representing his final bonus pursuant thereto. The special bonus arrangement was a contractual obligation of the Company which did not require annual approval by the Board of Directors. In 1996, Mr. Luksch was awarded options to purchase 25,000 shares of the Company's common stock at an exercise price of $10.59 per share. The options vest over a three-year period, commencing July 30, 1997. In evaluating Mr. Luksch's salary increase and award of stock options, the Compensation Committee took into account the termination of the 1989 Bonus Plan and Mr. Luksch's overall performance leading the Company through challenging new product development programs and the progress made by him in achieving the goals which he established with the Board in early 1996. The Committee believes that Mr. Luksch's overall compensation is fair and reasonable. This assessment is a subjective determination and is not quantitatively related to the Company's performance.

                                            The Compensation Committee

                                            John E. Dwight
                                            Robert B. Mayer

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total return during the period from December 14, 1995, the date of the Company's initial public offering, to December 31, 1996 for the Company's Common Stock, the Amex Market Value Index and the Dow Jones Electrical Components & Equipment Industry Group Index. This graph assumes the investment of $100 in the Company's Common Stock, the stock in the companies presented in the Amex Market Value Index and the stock in the companies comprising the Dow Jones Electrical Components & Equipment Industry Group Index on December 14, 1995 and the reinvestment of all dividends.


   [In the printed document the line chart shows the following plot points.]


   -----------------------------------------------------------------------------
 128
   -----
 124                                                                           o
   -----------------------------------------------------------------------------
 120
   -----
 116
   -----------------------------------------------------------------------------
 112
   -----                                                                       z
 108
   -----------------------------------------------------------------------------
 104                                    o x z
   -----o z x
 100
   -----------------------------------------------------------------------------
  96
   -----                                                                       x
  92
   -----------------------------------------------------------------------------

 12/14/95                            12/31/95                          12/31/96

 -o- $100                           -o- $102.05                     -o- $122.41
 -x- $100                           -x- $102.63                     -x- $ 92.10
 -z- $100                           -z- $101.94                     -z- $108.45








               ------------------------------------------------
                   -o- DJEI        -z- AMEX        -x- BDR
               ------------------------------------------------




                              CERTAIN TRANSACTIONS

         Special Bonus to the President. During 1993, the Company entered into a Special Bonus Agreement with Mr. Luksch pursuant to which the Company agreed to pay Mr. Luksch on a net after-tax basis bonuses of $291,000, $281,000, and $272,000 over a three year period to cover approximately 86% of the purchase price plus interest of his purchase of 2,040,160 shares of Common Stock at $.447 per share. The pre-tax bonus paid to Mr. Luksch in 1996 was $523,000.

         Employment of Family Members. Since 1995, the Company has employed the President's daughter and son-in-law, Emily Nikoo and Nezam Nikoo, as senior engineers in the engineering department. The annual compensation for Mr. Nikoo in 1996 was $64,648. The annual compensation for Mrs. Nikoo, who worked part time for a portion of the year, was $47,733. In 1996, Mr. Nikoo was granted options under the 1995 Plan to purchase 3,000 shares of Common Stock at a price of $9.63 per share, vesting at the rate of 1,000 shares per year, commencing on July 30, 1997. In 1996, Mrs. Nikoo was granted options under the 1995 Plan to purchase 1,500 shares of Common Stock at a price of $9.63 per share, vesting at the rate of 500 shares per year, commencing on July 30, 1997.

         Loans from Stockholders. On December 19, 1995, Messrs. Luksch, Palle and James H. Williams, lent to the Company $1,591,000 in the aggregate from S Corporation distributions actually made to such stockholders upon consummation of the Company's initial public offering of Common Stock. Mr. Williams lent $1,263,000, Mr. Luksch lent $12,000, and Mr. Palle lent $316,000. These loans are unsecured and subordinated to other bank debt of the Company. The loans have a term of three years, with interest paid monthly and no amortization of principal prior to maturity. The interest rate on the loans equals the floating rate charged to the Company on its line of credit by CoreStates Bank, N.A. (8.25% at March 19, 1996). In the event the CoreStates Bank line of credit is paid off and the line is terminated, the interest rate on the stockholder loans shall be the rate last in effect on such line of credit; provided, however, if the Company accepts a new line of credit from another bank, the interest rate on the loans shall be the same as the rate which the Company pays on such new line. In 1996, the Company made payments of interest on the promissory notes to Messrs. Luksch, Palle and Williams in the respective amounts of $1,010, $26,600 and $106,320.


PROPOSAL NO. 2 - AMENDMENT OF 1995 LONG TERM INCENTIVE PLAN

         The Company's 1995 Long Term Incentive Plan (the "1995 Plan") was adopted by the Board of Directors and stockholders on October 3, 1995. A total of 250,000 shares of Common Stock has been reserved for issuance thereunder. Options for 225,000 shares of Common Stock, at exercise prices ranging from $9.63 to $10.59 per share have been granted and were outstanding as of March 19, 1997. No restricted shares have been awarded under the 1995 Plan.

         The stockholders will be requested at the meeting to approve an amendment to the 1995 Plan which increases by 250,000 the number of shares that may be issued under the 1995 Plan. The purpose of the 1995 Plan is to promote Company success by aligning employee financial interests with long-term stockholder value. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the 1995 Plan over the term of the plan unless the additional shares are authorized. Other non-material changes have been made to the 1995 Plan by the Board to reflect changes in the beneficial ownership rules of Section 16 of the Securities Exchange Act of 1934. The full text of the amendments to the 1995 Plan is annexed to this Proxy Statement as Exhibit A.

Description of the 1995 Plan

         The 1995 Plan provides for grants of "incentive stock options" or non-statutory stock options, and awards of restricted stock, to executives and key employees, including officers and employee directors. The 1995 Plan is administered by the Compensation Committee of the Board of Directors of the Company, which determines the optionees and the terms of the options granted, including the exercise price, number of shares subject to the option and the exercisability thereof, as well as the recipients and number of shares awarded for restricted stock awards. The 1995 Plan will terminate on November 30, 2005, unless earlier terminated by the Board of Directors.

         The exercise price of incentive stock options granted under the 1995 Plan must be equal to at least the fair market value of the Common Stock on the date of grant. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the Common Stock on the date of grant, and the term of the option may not exceed five years. The term of all other incentive stock options granted under the 1994 Plan may not exceed ten years. The aggregate fair market value of Common Stock (determined as of the date of the option grant) for which an incentive stock option may for the first time become exercisable in any calendar year may not exceed $100,000. The exercise price for non-statutory stock options will be established by the Compensation Committee, and may be more or less than the fair market value of the Common Stock on the date of grant.

         Generally, options granted under the 1995 Plan are exercisable over the term of the option, depending upon the optionee's years of service with the Company at the time of grant, as provided by the Compensation Committee. Upon any merger or consolidation, if the Company is not the surviving corporation, all outstanding options granted shall terminate unless such options are assumed or other options are substituted therefor by the successor corporation, or the vesting of such shares is accelerated by the Compensation Committee.

         Under the 1995 Plan awards may be made to key executive employees of restricted stock which is forfeitable unless the employee remains in the employ of the Company for five years and does not violate other terms of the award, such as non-transferability. Exceptions to forfeiture are provided for the cases of retirement at age 65 or death while in employment.

         No employee may receive stock options or restricted stock awards which would result, separately or in combination, in the acquisition of more than 100,000 shares of Common Stock of the Company under the 1995 Plan.

         The selection of employees of the Company who will hereafter receive grants under the 1995 Plan are to be determined by the Compensation Committee in its discretion. It is therefore not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees. Set forth elsewhere in this Proxy Statement is information relating to outstanding options previously granted under this and other stock option plans of the Company.

Federal Income Tax Consequences Relating to the 1995 Plan

         The federal income tax consequences of an employee's participation in the 1995 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 1995 Plan. All participants have been and are encouraged to consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

         Incentive Stock Options. If an option granted under the 1995 Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

         If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date of such option or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as a long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

         If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or (2) the amount realized on the disposition minus the purchase price, will be taxes as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as a long-term capital gain if the shares have been held for more than one year following the exercise of the option.

         The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

         In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Internal Revenue Code of 1986, as amended ("Code").

         Nonqualified Stock Options. Nonqualified stock options granted under the 1995 Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

         The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as a long-term capital gain or loss if the shares have been held for more than one year at their disposition.

         In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

         Restricted Stock Awards. Generally, the grant of a restricted stock award does not immediately produce taxable income to a recipient or a tax deduction to the Company. At the time the restrictions and conditions expire, however, a recipient will recognize ordinary income in an amount equal to the fair market value of the shares on the date the restrictions and conditions expire and the Company will be entitled to a corresponding income tax deduction. A recipient who elects under Section 83(b) of the Code within 30 days after the date of the grant, however, will have ordinary income on the date of the grant equal to the fair market value on that date of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. With respect to the sale or exchange of shares after the restrictions have expired, the holding period to determine whether the recipient has a long-term or short-term capital gain or loss will commence on the date the restrictions expire. If the recipient makes a timely election pursuant to Section 83(b) of the Code, to be taxed as of the date of the grant, the holding period will commence on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of grant as if the shares were unrestricted and could be sold immediately. If no election has been made under Section 83(b) of the Code, any dividends received from the restricted stock while the restrictions are in effect will be taxed as additional compensation, and the Company will be entitled to a corresponding compensation deduction. Otherwise, dividends paid on restricted stock will be taxed to the recipient at ordinary income rates and will not be deductible by the Company.

Recommendation of the Board of Directors Concerning the Proposed Amendment of the 1995 Plan

         The Board of Directors of the Company recommends that stockholders vote FOR the proposal to amend the 1995 Plan to increase the number of shares available for issuance thereunder from 250,000 to 500,000 shares. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

PROPOSAL NO. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
                 AUDITORS

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected BDO Seidman, LLP, to serve as independent auditors of the Company for the fiscal year ending December 31, 1997. BDO Seidman, LLP was the Company's independent auditors for the fiscal year ended December 31, 1996 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect in the Company or any of its subsidiaries, in any capacity. One or more representatives of BDO Seidman, LLP is expected to be present at this year's Annual Meeting of Stockholders with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firms' examination of the Company's financial statements and records for the fiscal year ended December 31, 1996.

         Although the submission of the appointment of BDO Seidman, LLP is not required by law or the By-Laws of the Company, the Board is submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the Board will not be bound to seek other independent auditors for 1997, but the selection of other independent auditors will be considered in future years.


Recommendation of the Board Concerning the Ratification of Appointment of Independent Auditors

         The Board of Directors of the Company recommends that stockholders vote FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the 1997 fiscal year. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.


                                 OTHER BUSINESS

         Management knows of no other matters that will be presented at the Annual Meeting of Stockholders. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at One Jake Brown Road, Old Bridge, New Jersey 08857 on or before December 1, 1997, to be eligible for inclusion in the Company's proxy statement relating to that meeting.

                                    FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN

ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO GLENN ALEXANDER, CONTROLLER, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.


                           By Order of the Board of Directors


                           James A. Luksch
                           Chairman of the Board, President
                           and Chief Executive Officer

Date:  April 1, 1997
Old Bridge, New Jersey

                                                                       Exhibit A
                             PROPOSED AMENDMENTS TO
                          1995 LONG TERM INCENTIVE PLAN

                               FIRST AMENDMENT TO
                        BLONDER TONGUE LABORATORIES,INC.
                          1995 LONG TERM INCENTIVE PLAN



     The Blonder Tongue Laboratories, Inc. 1995 Long Term Incentive Plan (the "Plan") is hereby amended as follows:

     1. The words "disinterested persons" set forth in Section 1.3 of the Plan shall be changed to "non-employee directors".

     2. The first sentence of Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

             "Subject to adjustment pursuant to the provisions of Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold or awarded under the Plan shall not exceed 500,000 shares of which shares issued and sold pursuant to Incentive Stock Options under the Plan shall not exceed 475,000 and shares subject to restricted stock awards may not exceed 25,000."

     3. Ratification. Except as expressly set forth in this First Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

     4. Effective Date. The effective date of this Amendment to the Plan shall be February 10, 1997.





                                       A-1